EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

OF

SYNOPSYS, INC.

(as amended and restated on March 25, 2024)

ARTICLE I

OFFICES

Section 1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the corporation (the “Board”) may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders may be held at such place either within or without the State of Delaware as shall be designated from time to time by the Board and stated in the notice of the meeting. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 2. (a) Annual meetings of stockholders shall be held at such place, if any, date and hour as shall be fixed by the Board and stated in the notice of the meeting, at which the stockholders shall elect the Board and transact such other business as may properly be brought before the meeting. At an annual meeting of stockholders, only such business shall be conducted as is a proper matter for stockholder action under the DGCL and as shall have been properly brought before the meeting. Matters may be properly brought before an annual meeting only as follows: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) by any stockholder of the corporation who was a stockholder of record who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Article II, Section 2; provided, that if such matter is proposed on behalf of a beneficial owner it may only be properly brought before the meeting, if such beneficial owner was the beneficial owner of shares of the corporation at the time of the giving of the stockholder’s notice provided for in Article II, Section 2(b) below. Clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)) before an annual meeting of the stockholders.

(b) At an annual meeting of the stockholders, the following procedures shall apply in order for a matter to be properly brought before the meeting by a stockholder.

(i) For nominations for election to the Board to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Article II, Section 2(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Article II, Section 2(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Article II, Section 2(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement of such nominee that, prior to such nomination, he or she will tender an irrevocable resignation to be effective only upon (i) the failure to receive the required vote at a meeting at which they stand for re-election and (ii) the Board’s acceptance of such resignation in the Board’s exclusive discretion, (6) with respect to each nominee for election or re-election to the Board, include a completed and signed questionnaire, representation and agreement required by Article II, Section 2(e), and (7) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and to serving as a director if elected); and (B) the information required by Article II, Section 2(b)(iv). The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii) For business other than nominations for election to the Board to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Article II, Section 2(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Article II, Section 2(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Article II, Section 2(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting, (2) the text of the proposal to be presented at the meeting, (3) a statement in support of the proposal, (4) a representation that such stockholder intends to appear in person, by remote communication, if applicable, or by proxy at the meeting to bring such business before the meeting, (5) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (6) the class, series and number of shares of the corporation which are owned of record and beneficially owned by the stockholder, and (7) any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Article II, Section 2(b)(iv).

(iii) To be timely, (a) the written notice required by Article II, Section 2(b)(i) or 2(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary of the date on which the corporation released its proxy materials to its stockholders for the prior year’s annual meeting of stockholders or any longer period provided for by applicable law; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, for notice by the stockholder to be timely, such stockholder’s written notice must be delivered to the Secretary not later than the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made, whichever is later, (b) in the case of a proposal for the nomination of persons for election to the Board other than the corporation’s nominees (with respect to a notice under Article II, Section 2(b)(i)), the stockholder shall have complied in all respects with the requirements of Section 14 of the Exchange Act, including without limitation, if applicable, the requirements of Rule 14a-19 under the Exchange Act (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Commission Staff interpretations relating thereto); and (c) in the case of a proposal for the nomination of persons for election to the Board other than the corporation’s nominees (with respect to a notice under Article II, Section 2(b)(i)), the Board or an executive officer designated thereby shall have determined that the Record Stockholder has satisfied the requirements of Article II, Section 2. Notwithstanding the foregoing, in no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(iv) The written notice required by Article II, Section 2(b)(i) or 2(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the corporation’s books; (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Article II, Section 2(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Article II, Section 2(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Article II, Section 2(b)(i)) or to carry such proposal (with respect to a notice under Article II, Section 2(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

For purposes of Article II, Section 2, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation,

(x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation,

(y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or

(z) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(c) A stockholder providing written notice required by Article II, Section 2(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) as of the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to the revised meeting date that is publicly announced by the corporation. In the case of an update and supplement pursuant to clause (i) of this Article II, Section 2(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Article II, Section 2(c), such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date for the meeting, and, if practicable, any adjournment or postponement thereof. Notwithstanding the foregoing, if a stockholder no longer plans to solicit proxies in accordance with its representation pursuant to Section 2(b)(iv) or the requirements of Rule 14a-19(b)(3), the stockholder of record shall inform the corporation of this change by delivering a writing to the Secretary at the principal executive offices of the corporation no later than two (2) business days after the occurrence of such change. For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(d) Notwithstanding anything in Article II, Section 2(b)(iii) to the contrary, in the event that the number of directors is increased and there is no public announcement of the appointment of a director to fill any vacancies created by such increase or if no appointment was made, of any vacancies created by such increase, by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Article II, Section 2(b)(iii), a stockholder’s notice required by this Article II, Section 2 and which complies with the requirements in Article II, Section 2(b)(i), other than the timing requirements in Article II, Section 2(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions, created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(e) To be eligible to be a nominee for election or re-election as a director of the corporation pursuant to a nomination under clause (iii) of Article II, Section 2(a), such nominee or a person on his or her behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Article II, Section 2(b)(iii) or Section 2(d), as applicable) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request within five (5) business days of such request) and a written representation and agreement (in the form provided by the Secretary upon written request within five (5) business days of such request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed therein; (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, all applicable rules of the exchanges upon which the securities of the corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation and (iv) in such person’s individual capacity or on behalf of any person or entity on whose behalf the nomination is being made, intends to serve a full term if elected as a director of the corporation.

(f) A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (i), (ii) or (iii) of Article II, Section 2(a). Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination at a meeting pursuant to Article II, Section 2(b)(i) or to propose business at a meeting pursuant to Article II, Section 2(b)(ii) does not provide the information in the stockholder’s notice required under Article II, Section 2(b)(i) or 2(b)(ii), as applicable, within the applicable time periods specified in this Article II, Section 2 (including any update and supplement required under Article II, Section 2(c)), or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to make such nomination or to propose such business, or the Proponents shall not have acted in accordance with the representations required under Article II, Section 2(b)(iv)(E), such nomination or proposal shall not be presented for stockholder action at the meeting and shall be disregarded (and any such nominee shall be disqualified), including the circumstances described in Article II, Section 2(g), including the provision to the corporation of notices required under Rule 14a-19 under the Exchange Act in a timely manner, as determined by the chairman of the meeting as described above, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received. Notwithstanding the foregoing provisions of this Article II, Section 2, unless otherwise required by law, no stockholder shall solicit proxies in support of director nominees other than the corporation’s nominees unless such stockholder has complied with Rule 14a-19 under the Exchange Act in connection with the solicitation of such proxies, including the provision to the corporation of notices required thereunder in a timely manner. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

(g) If (i) any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) such stockholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act, then the corporation shall disregard any proxies for any proposed nominees on the corporation’s proxy card other than the corporation’s nominees (and any such proposed nominee(s) shall be disqualified), notwithstanding that proxies in favor thereof may have been received by the corporation. If any stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the secretary, no later than five (5) business days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(h) In order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to clause (iii) of Article II, Section 2(a).

(i) The corporation may also, as a condition to any nomination or business being deemed properly brought before a meeting of stockholders, require any stockholder or any proposed nominee to deliver to the secretary at the principal executive offices of the corporation, no later than the close of business on the fifth (5th) business day after any such request was delivered, such other information as may reasonably be requested by the corporation, including (i) such other information as may be reasonably required by the Board, in its sole discretion, to determine (a) the eligibility of such proposed nominee to serve as a director of the corporation, and (b) whether such proposed nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation and (ii) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(j) Any written notice, supplement, update or other information required to be delivered by a stockholder to the corporation pursuant to this Article II, Section 2 must be given by (i) hand delivery (including use of a delivery service), by registered or certified mail, postage prepaid, or by sending such notice by overnight express courier, to the Secretary at the principal executive offices of the corporation, and (ii) facsimile, electronic mail or other form of electronic transmission to the Secretary.

For purposes of these Bylaws:

(i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act;

(ii) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended;

(iii) “business day” shall mean any day, other than a Saturday, Sunday, or day on which commercial banks are required or authorized to be closed in Wilmington, Delaware; and

(iv)“close of business” shall mean, on a particular day, 5:00 p.m. local time at the principal executive offices of the corporation, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day.

Section 3. Written notice, or notice by electronic transmission as permitted by the DGCL, of the annual meeting stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause a third party to prepare and make, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days ending on the day before the meeting date, at the principal executive offices of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. Except as otherwise provided by law, the stock ledger of the corporation shall be the only evidence as to the identity of the stockholders entitled to examine the list of stockholders required by this Section 4 or to vote in person or by proxy at any meeting. Notwithstanding the foregoing, the corporation may maintain and authorize examination of the list of stockholders required by this Section 4 in any manner expressly permitted by the DGCL at the time.

Section 5. Special meetings of the stockholders, for any purpose or purposes as is a proper matter for stockholder action under the DGCL, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the (i) Chairman, (ii) President, (iii) Chief Executive Officer, (iv) the Secretary at the written request (a “Stockholder Special Meeting Request”) of holders of not less than 15% of all outstanding shares of capital stock of the corporation (the “Requisite Percentage”), which shares are held for not less than one (1) year prior to the date such request is delivered to the corporation (a “Stockholder Requested Special Meeting”), or (v) the Chairman or President or Secretary at the request in writing of a majority of the Board. Any request to call a special meeting of the stockholders shall state the purpose or purposes of the proposed meeting. Whether a Stockholder Special Meeting Request is valid shall be determined in good faith by the Board, which determination shall be conclusive and binding on the corporation and its stockholders.

(a) The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting. The Board shall determine the time and place of such special meeting; provided, however, that the date of any such Stockholder Requested Special Meeting shall be not more than 90 days after the date on which the relevant Stockholder Special Meeting Request has been delivered to the Secretary in accordance with Article II, Section 5(e). Notwithstanding the foregoing, a Stockholder Requested Special Meeting need not be held for an item of business if the Board determines that the solicitation of votes for the items of business to be brought before the Stockholder Requested Special Meeting was made in a manner that involved a violation of Regulation 14A under the Exchange Act or any other applicable law. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Article II, Section 6. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

(b) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws who shall be entitled to vote at the meeting and who delivers written notice (in accordance with the procedures set forth in Article II, Section 2(j)) to the Secretary setting forth the information required by Article II, Section 2(b)(i); provided, that if such nominee(s) are proposed on behalf of a beneficial owner such nominations may only be properly brought before the meeting, if such beneficial owner was the beneficial owner of shares of the corporation at the time of the giving of the stockholder’s notice set forth in this paragraph. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if (A) the stockholder’s notice required by Article II, Section 2(b)(i) (including the information required by Article II, Section 2(b)(iv)) shall be delivered to the

Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting, (B) the stockholder has complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Commission Staff interpretations relating thereto) and (C) the Board or an executive officer designated thereby shall have determined that the stockholder has satisfied the requirements of Section 2. In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for providing such notice. The stockholder shall also update and supplement such information as required under Article II, Section 2(c) and otherwise comply with the provisions of Article II, Section 2(g) through Section 2(j), to the extent applicable with respect to such nominations. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(c) A stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Article II, Section 5. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board to be considered pursuant to Article II, Section 5(c).

(d) A beneficial owner who wishes to deliver a Stockholder Special Meeting Request must cause the nominee or other person who serves as the record stockholder of such beneficial owner’s stock to sign the Stockholder Special Meeting Request. If a record stockholder is the nominee for more than one beneficial owner of stock, the record stockholder may deliver a Stockholder Special Meeting Request solely with respect to the capital stock of the corporation beneficially owned by the beneficial owner who is directing the record stockholder to sign such Stockholder Special Meeting Request.

(e) Each Stockholder Special Meeting Request shall include the following and shall be delivered to the Secretary: (i) the signature of the record stockholder submitting such request and the date such request was signed, (ii) the text of each business proposal desired to be submitted for stockholder approval at the special meeting, and (iii) as to the beneficial owner, if any, directing such record stockholder to sign the written request to call a special meeting and as to such record stockholder (unless such record stockholder is acting solely as a nominee for a beneficial owner) (each such beneficial owner and each record stockholder who is not acting solely as a nominee, a “Disclosing Party”):

(1) all of the information required to be disclosed pursuant to Article II, Section 2(a)(ii) (which information shall be supplemented by delivery to the Secretary) by each Disclosing Party, (i) not later than ten (10) days after the record date for determining the record stockholders entitled to notice of the special meeting (such record date, the “Meeting Record Date”), to disclose the foregoing information as of the Meeting Record Date and (ii) not later than the 5th day before the special meeting, to disclose the foregoing information as of the date that is ten (10) days prior to the special meeting or any adjournment or postponement thereof;

(2) with respect to each business proposal to be submitted for stockholder approval at the special meeting, a statement whether or not any Disclosing Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors required under applicable law to carry such proposal; and

(3) any additional information reasonably requested by the Board to verify the corporation capital stock ownership position of such Disclosing Party.

(f) Any requesting stockholder may revoke his, her or its Stockholder Special Meeting Request for a Stockholder Requested Special Meeting at any time prior to the Stockholder Requested Special Meeting by written revocation delivered to the Secretary at the principal executive offices of the corporation. There shall be no requirement to hold a special meeting (and the Board may cancel the special meeting) if the unrevoked (taking into account any specific written revocation or any reduction in shares held of record or beneficial ownership, as described above) Stockholder Special Meeting Request represents in the aggregate less than the Requisite Percentage at any time after (i) a Stockholder Special Meeting Request has been delivered to the Secretary or (ii) 60 days following the earliest dated Stockholder Special Meeting Request.

(g) In determining whether Stockholder Special Meeting Requests have met the requirements of these Bylaws, multiple Stockholder Special Meeting Requests will be considered together only if (i) each Stockholder Special Meeting Request identifies the same or substantially the same purpose or purposes of the requested special meeting and the same or substantially the same items of business proposed to be brought before the Stockholder Requested Special Meeting (in each case as determined in good faith by the Board), and (ii) such Stockholder Special Meeting Requests have been delivered to the Secretary within 60 days of the delivery to the Secretary of the earliest dated Stockholder Special Meeting Request relating to such item(s) of business.

(h) If none of the stockholders who submitted a Stockholder Special Meeting Request appear or send a qualified representative to present the item of business submitted by the stockholders for consideration at the Stockholder Requested Special Meeting, such item of business shall not be submitted for vote of the stockholders at such Stockholder Requested Special Meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation or such stockholder(s). A Stockholder Special Meeting Request shall not be valid (and the Board shall have no obligation to call a special meeting in respect of such Stockholder Special Meeting Request) if it relates to an item of business that is not a proper subject for stockholder action under applicable law, was made in a manner that involved a violation of an applicable law or regulation, would violate the law, would cause the corporation to violate the law or does not comply with the provisions of these Bylaws.

Section 6. Written notice, or notice by electronic transmission as permitted by the DGCL, of a special meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 7. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time by a vote of the holders of a majority of the shares present in person, without notice other than announcement at the meeting, until a quorum shall be present or represented, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

Section 8.

(a) When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting on that particular matter shall decide any question brought before such meeting other than the election of directors, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

(b) Each director to be elected by stockholders shall be elected as such by the majority of the votes cast by stockholders upon his or her election at a meeting for the election of directors at which a quorum is present, except that, if the number of nominees for election at any such meeting exceeds the number of directors to be elected at such meeting, each director to be so elected shall be elected as such by a plurality of the votes cast by stockholders at such meeting. For purposes of this Article II, Section 8(b), a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes “for” and votes “against” with respect to that director’s election, but excluding any abstentions or broker non-votes). If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee, and shall only include votes “for” and votes to withhold authority.

Section 9. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

Section 10. At every meeting of stockholders, the Chairman, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President, or, if the President is absent, a director or officer designated by the Chairman, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary or other person directed to do so by the President, shall act as secretary of the meeting. (a) The Board shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, making a determination concerning whether business is properly brought before the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time for the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall constitute the whole Board shall be determined by resolution of the Board. The directors shall be elected at the annual meeting of the stockholders for a term of one year, except as provided in Section 2 of this Article III, and each director elected shall hold office until his or her successor is elected and qualified or until his or her death, resignation or removal. Directors need not be stockholders.

Section 2. Vacancies and newly-created directorships may be filled only by vote of at least two-thirds (2/3rds) of the directors then in office, though less than a quorum, or by a sole remaining director, except that in the event a director is removed by the stockholders for cause, the stockholders shall be entitled to fill the vacancy created as a result of such removal. The directors so chosen shall serve for the remainder of the term of the vacated directorships being filled and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3. The business of the corporation shall be managed by, or under the direction of, the Board, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD

Section 4. The Board may hold meetings, both regular and special, either within or without the State of Delaware as permitted by the DGCL.

Section 5. Intentionally omitted.

Section 6. Regular meetings of the Board may be held without notice (as defined in Article IV, Section 1) at such time and at such place as shall from time to time be determined by the Board, provided that such time and such place has been designated previously by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, electronic mail or other electronic means.

Section 7. Special meetings of the Board may be called by the Chairman or President on four (4) days’ notice to each director by mail or twenty-four (24) hours’ notice to each director either personally or by telephone, telegram, electronic transmission or facsimile; special meetings shall be called by the Chairman or President or Secretary in like manner and on like notice on the request in writing or by electronic transmission of two (2) directors unless the Board consists of only one (1) director, in which case special meetings shall be called by the Chairman or President or Secretary in like manner and on like notice on the request in writing or by electronic transmission of the sole director. A written waiver of notice, signed by the person entitled thereto, or waiver of notice by electronic transmission sent by such person, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

Section 8. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form or paper form if the minutes are maintained in electronic form.

Section 10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

LEAD INDEPENDENT DIRECTOR

Section 11. The Chairman, or if the Chairman is not an independent director, one of the independent directors, may be designated by the independent directors of the Board as lead independent director (“Lead Independent Director”) to serve until replaced by the independent directors of the Board. The Lead Independent director will perform such other duties as may be established or delegated by the Board.

COMMITTEES OF DIRECTORS

Section 12. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The provisions relating to the holding of Board meetings, including the provisions regarding the time, place, notice, waiver, quorum, action by written consent in lieu of meetings, and telephonic attendance, shall apply equally to committee meetings.

Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

COMPENSATION OF DIRECTORS

Section 14. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. Director compensation may include, among other things, payment of his or her expenses, if any, of attendance at each meeting of the Board, payment of a fixed sum for attendance at each meeting of the Board or payment of a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

RESIGNATION OF DIRECTORS

Section 15. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board.

REMOVAL OF DIRECTORS

Section 16. Unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Article III, Section 7), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, or by electronic transmission as permitted by the DGCL, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or transmitted electronically. Notice to directors may also be given by telephone, telegram or facsimile.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or waiver of notice by electronic transmission sent by such person or persons, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 3. Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within sixty (60) days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

Section 4. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be chosen by the Board and shall be a Chief Executive Officer (or one or more Co-Chief Executive Officers), a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board may elect from among its members a Chairman, a Vice Chairman and a Lead Independent Director (provided that notwithstanding anything to the contrary contained in these Bylaws, none of the Chairman, the Vice Chairman or the Lead Independent Director shall be deemed an officer of the corporation unless so designated by the Board). The Board may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2. All officers shall hold office at the pleasure of the Board and until their successors shall have been duly elected and qualified, or until such officer’s earlier resignation or removal. An officer may resign at any time upon written notice to the corporation.

Section 3. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. The salaries of all officers of the corporation shall be fixed by the Board. The salaries of agents of the corporation shall, unless fixed by the Board, be fixed by the President or any Vice President of the corporation.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board or by the unanimous written consent of the Board. Any vacancy occurring in any office of the corporation shall be filled by the Board.

CHAIRMAN OF THE BOARD

Section 6. The Chairman shall preside at all meetings of the Board and of the stockholders at which he or she shall be present. He or she shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

Section 7. In the absence of the Chairman or the Vice Chairman, if any, the Lead Independent Director shall preside at all meetings of the Board and of the stockholders at which he or she shall be present. He or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law.

CHIEF EXECUTIVE OFFICER

Section 8. The Board may appoint a Chief Executive Officer or one or more Co-Chief Executive Officers. For all purposes of the Bylaws, the term “Chief Executive Officer” shall mean “Chief Executive Officer or Co-Chief Executive Officer(s)”, as the case may be. The Chief Executive Officer shall perform duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board shall designate from time to time. If the Chairman has not been appointed or is not present and if the Lead Independent Director has not been appointed or is not present, the Chief Executive Officer shall preside at all meetings of the Board. The Chief Executive Officer shall preside at any meeting of the stockholders under the circumstances described in Article II, Section 10(a).

PRESIDENT AND VICE PRESIDENTS

Section 9. The President shall be the Chief Executive Officer of the corporation in the event that there is not another person designated as the Chief Executive Officer by the Board, and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board shall designate from time to time.

Section 10. The Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Secretary shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation.

Section 11. In the absence of the Chairman, Chief Executive Officer or the President or in the event of their inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

CHIEF FINANCIAL OFFICER

Section 12. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct the Vice President and Controller, Treasurer or any Assistant Treasurer or Assistant Controller, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer and, in the absence or disability of the Chief Financial Officer, each such officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board or the Chief Executive Officer shall designate from time to time.

SECRETARY AND ASSISTANT SECRETARY

Section 13. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or Chairman, under whose supervision he or she shall be. He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

Section 14. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

TREASURER AND ASSISTANT TREASURERS

Section 15. The Treasurer shall be the Chief Financial Officer of the corporation in the event that there is not another person designated as the Chief Financial Officer by the Board, and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board.

Section 16. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

Section 17. If required by the Board, the Treasurer shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

Section 18. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE VI

CERTIFICATE OF STOCK

Section 1. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her in the corporation.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, then in the case of shares represented by certificates, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 4. (I) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to cancel the old certificate and record the transaction upon its books and, if the shares are to continue to be represented by certificate, issue a new certificate to the person entitled thereto.

(a) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

FIXING RECORD DATE

Section 5. In order that the corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Board shall think conducive to the interest of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board.

SEAL

Section 5. The Board may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

Section 6. The corporation shall indemnify its officers and directors to the full extent permitted by the DGCL; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers. Without limiting the generality of the preceding sentence, the corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the corporation or any predecessor of the corporation, or served any other enterprise as a director or officer at the request of the corporation or any predecessor of the corporation.

Expenses incurred by a director or officer of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the corporation (or was serving at the corporation’s request as a director or officer of another enterprise or corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by relevant sections of the DGCL.

The foregoing provisions of this Article VII, Section 6 shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The Board in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was an employee or agent of the corporation and to pay the expenses incurred by any such person in defending such action, suit or proceeding.

The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article VII.

ARTICLE VIII

AMENDMENTS

Any bylaw (including these Bylaws) may be adopted, amended or repealed by the vote of the holders of a majority of the shares then entitled to vote at an election of directors, or by vote of the Board or by the directors’ written consent pursuant to Article III, Section 9.

ARTICLE IX

EXCLUSIVE JURISDICTION OF DELAWARE COURTS

Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine.